UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (214) 932-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2016, Texas Capital Bancshares, Inc. (the “Company”) issued a press release announcing that it has priced a public offering of 3,000,000 shares of its common stock. The common stock is being offered pursuant to a prospectus supplement filed as part of an existing registration statement on Form S-3 (File No. 333-196339). The Company expects the sale of the shares of common stock to close on December 2, 2016, subject to customary closing conditions. The Company expects gross aggregate proceeds of this offering, before expenses, of approximately $210.0 million, or $241.5 million if the underwriters exercise their option to purchase additional shares in full. The underwriters will have a 30-day option to purchase up to an additional 450,000 shares of common stock from the Company.

A copy of the press release is included as exhibit 99.1 to this report.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the common stock described herein, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Texas Capital Bancshares, Inc. press release dated November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

/s/ Julie Anderson
November 28, 2016	Julie Anderson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Texas Capital Bancshares, Inc. press release dated November 28, 2016.